UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

VERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31342 (Commission File Number)	54-1387657 (I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100 Arlington, Virginia (Address of principal executive offices)	22202 (Zip Code)

Registrant’s telephone number, including area code: (703) 575-3100

Item 5. Other Events.

     On July 29, 2003, General Dynamics Corporation (NYSE: GD) issued a press release to announce that its planned acquisition of Veridian Corporation (NYSE: VNX) has cleared the mandatory waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     Certain statements and assumptions in this report relating to Veridian and the proposed acquisition of Veridian by General Dynamics contain or are based on “forward-looking” information that Veridian believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

     These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; and risks associated with complex U.S. government procurement laws and regulations. These and other risk factors are more fully discussed in the section titled “Risk Factors” in Veridian’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 13, 2003 and, from time to time, in Veridian’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

      The forward-looking statements included in this report are made only as of the date of this report and we undertake no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	General Dynamics Corporation Press Release dated July 29, 2003 announcing early termination of Hart-Scott-Rodino waiting period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIAN CORPORATION

By:	/s/ Jerald S. Howe, Jr.
Name:	Jerald S. Howe, Jr.
Title:	Senior Vice President, General Counsel and Secretary

Date: July 29, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	General Dynamics Corporation Press Release dated July 29, 2003 announcing early termination of Hart-Scott-Rodino waiting period.